Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151149, 333-117395,
333-64256, 333-41247, 33-90972, 33-43174) and Form S-3 (No. 333-98041, 333-63890) of WD-40 Company of our report dated October 22, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

October 22, 2012